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                                                                     EXHIBIT 5.1
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           [LETTERHEAD OF GOODWIN, PROCTER & HOAR LLP APPEARS HERE]

                                 July 16, 1996


Patriot American Hospitality, Inc.
3030 LBJ Freeway, Suite 1500
Dallas, TX 75234

Ladies and Gentlemen:

     This opinion is furnished in connection with the registration, pursuant to the Securities Act of 1933, as amended (the "Securities Act"), of 5,000,000 shares (5,750,000 shares if the underwriters' over-allotment option is exercised in full)(the "Shares") of Common Stock, no par value per share (the "Common Stock"), of Patriot American Hospitality, Inc, a Virginia corporation (the "Company").

     In connection with rendering this opinion, we have examined the Articles of Incorporation, as amended, and the Bylaws, as amended, of the Company; such records of the corporate proceedings of the Company as we deemed material; a registration statement on Form S-11 under the Securities Act relating to the Shares, No. 333-04587, as amended (THE "Registration Statement"), and the offering prospectus contained therein (the "Prospectus") and such other certificates, receipts, records and documents as we considered necessary for the purpose of this opinion.

     We are attorneys admitted to practice in The Commonwealth of Massachusetts. We express no opinion concerning the laws of any jurisdictions other than the laws of the United States of America and The Commonwealth of Massachusetts.
With respect to matters of Virginia law, we have relied upon the opinion of Hunton & Williams.

     Based upon the foregoing, we are of the opinion that when the shares have been issued and paid for in accordance with the terms of the Prospectus, the shares will be legally issued, fully paid and nonassessable shares of the Company's Common Stock.

     The foregoing assumes that all requisite steps will be taken to comply with the requirements of the Securities Act and applicable requirements of state laws regulating the offer and sale of securities.
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                          GOODWIN, PROCTER & HOAR LLP

Patriot American Hospitality, Inc.
July 16, 1996
Page 2

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus.

                                         Very truly yours,



                                         GOODWIN, PROCTER & HOAR LLP




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